UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2018 (March 5, 2018)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

Each of Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (“Hertz”) is filing as Exhibits 99.1 and 99.2 hereto separate press releases issued on March 5, 2018 and March 9, 2018 by HGH, announcing, respectively, (1) the proposed private offering by Hertz Holdings Netherlands B.V. (“HHN”), a private company with limited liability incorporated under the laws of the Netherlands and a wholly-owned indirect subsidiary of HGH and Hertz, of €500 million aggregate principal amount of senior notes and (2) the pricing of the private offering by HHN of €500 million aggregate principal amount of 5.50% Senior Notes due 2023. The contents of such press releases are incorporated by reference in this Item 8.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of HGH announcing proposed private offering by HHN of senior notes, dated March 5, 2018
99.2	Press Release of HGH announcing pricing of private offering by HHN of 5.50% Senior Notes due 2023, dated March 9, 2018

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  March 9, 2018